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Exhibit 23(b)

CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

        We consent to the incorporation by reference in Registration Statement Nos. 333-67696 and 333-43236 on Form S-4 and Registration Statement Nos. 333-67698, 333-71764, 333-99001, 333-98979, 333-108285, 333-108286 and 333-113202 on Form S-8 of Science Applications International Corporation and any amendments thereto and any later filed Registration Statements to which this Annual Report on Form 10-K/A of Science Applications International Corporation for the year ended January 31, 2004 is incorporated by reference to the references to our firm as the appraisal firm retained by the Board of Directors of Science Applications International Corporation and the Retirement Committee of the Company's retirement plans which are included in this report.

/s/  HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.

Los Angeles, California
September 20, 2004

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Exhibit 23(b)
CONSENT OF HOULIHAN LOKEY HOWARD & ZUKIN FINANCIAL ADVISORS, INC.